UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
4400 Biscayne Blvd
Miami, Florida 33137
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
     At the Annual Meeting of Stockholders of the Company held on May 27, 2010, the stockholders elected each of the Company’s ten nominees for directors to serve until the Company’s 2011 Annual Meeting of Stockholders.
     The results of the voting were as follows:

	For	Withheld
Election of Directors
Phillip Frost, M.D.	202,370,079	1,598,123
Jane H. Hsiao, Ph.D.	199,177,074	4,791,128
Steven D. Rubin	201,944,346	2,023,856
Robert A. Baron	203,524,970	443,232
Thomas E. Beier	202,635,253	1,332,949
Pascal J. Goldschmidt, M.D.	199,334,665	4,633,537
Richard A. Lerner, M.D	203,549,128	419,074
John A. Paganelli	201,978,601	1,989,601
Richard C. Pfenniger, Jr.	199,918,977	4,049,225
Alice Lin-Tsing Yu, M.D., Ph.D.	199,235,335	4,732,867
     No other matters were considered or voted upon at the meeting.
ITEM 8.01 Other Events.
     On May 27, 2010, the Company held its Annual Meeting of Stockholders. A copy of management’s presentation presented at the Annual Meeting is furnished with this Current Report on Form 8-K as Exhibit 99.1.
     Statements made in the presentation which are not historical are forward-looking statements that reflect management’s current views with respect to future events and performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions. Such statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The fact that these presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials.
     The information contained in Item 8.01 to this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act.
ITEM 9.01 Financial Statements and Exhibits.
          (d) Exhibits

99.1	Management Presentation — 2010 Annual Meeting of Stockholders held May 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.
By	/s/ Adam Logal
	Name:	Adam Logal
	Title:	Executive Director of Finance, Chief Accounting Officer Treasurer

Date: June 1, 2010